               EXHIBIT 99(b)

                                            SUPPLEMENTAL QUARTERLY REPORT
                                                  TABLE OF CONTENTS

PART I         FINANCIAL INFORMATION
Item 1.        Supplemental Financial Statements                                                                 PAGE
                                                                                                                 ----
               Consolidated Statement of Income.................................................................   2
               Consolidated Balance Sheet.......................................................................   3
               Consolidated Statement of Changes in Stockholders' Equity and
                 Comprehensive Income...........................................................................   4
               Consolidated Statement of Cash Flows.............................................................   5
               Notes to Financial Statements....................................................................   6

Item 2.        Management's Discussion and Analysis of Financial Condition and
                 Results of Operations
               Summary Financial Data...........................................................................  15
               Overview.........................................................................................  16
               Factors That May Affect Future Results...........................................................  18
               Earnings Performance.............................................................................  21
                 Net Interest Income............................................................................  21
                 Noninterest Income.............................................................................  24
                 Noninterest Expense............................................................................  26
               Balance Sheet Analysis...........................................................................  27
                 Securities Available for Sale..................................................................  27
                 Loan Portfolio.................................................................................  28
                 Nonaccrual and Restructured Loans and Other Assets.............................................  29
                    Loans 90 days Past Due and Still Accruing...................................................  30
                 Allowance for Loan Losses......................................................................  31
                 Interest Receivable and Other Assets...........................................................  32
                 Deposits.......................................................................................  32
                 Derivative Financial Instruments...............................................................  33
                 Liquidity and Capital Management...............................................................  33

Item 3.        Quantitative and Qualitative Disclosures About Market Risk.......................................  35

------------------------------------------------------------------------------

The information furnished in these interim statements reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the results for such periods. Such adjustments are of a normal recurring nature, unless otherwise disclosed in this Form 8-K. The results of operations in the interim statements are not necessarily indicative of the results that may be expected for the full year. The interim financial information should be read in conjunction with Wells Fargo & Company's 1999 Supplemental Annual Report on this Form 8-K.

                          PART I - FINANCIAL INFORMATION

                      WELLS FARGO & COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

-------------------------------------------------------------------------------------------------------------------
                                                                                                        Nine months
                                                                                                 ended September 30,
                                                                                             ----------------------
(in millions, except per share amounts)                                                          2000          1999
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Securities available for sale                                                                $  2,046     $   1,877
Mortgages held for sale                                                                           618           750
Loans held for sale                                                                               322           284
Loans                                                                                          10,544         8,672
Other interest income                                                                             261           176
                                                                                             --------     ---------
     Total interest income                                                                     13,791        11,759
                                                                                             --------     ---------
INTEREST EXPENSE
Deposits                                                                                        2,955         2,375
Short-term borrowings                                                                           1,311           783
Long-term debt                                                                                  1,399         1,037
Guaranteed preferred beneficial interests in Company's
   subordinated debentures                                                                         55            55
                                                                                             --------     ---------
     Total interest expense                                                                     5,720         4,250
                                                                                             --------     ---------
NET INTEREST INCOME                                                                             8,071         7,509
Provision for loan losses                                                                         976           810
                                                                                             --------     ---------
Net interest income after provision for loan losses                                             7,095         6,699
                                                                                             --------     ---------
NONINTEREST INCOME
Service charges on deposit accounts                                                             1,267         1,162
Trust and investment fees                                                                       1,203         1,008
Credit card fees                                                                                  418           418
Other fees                                                                                        935           812
Mortgage banking                                                                                1,010         1,101
Insurance                                                                                         293           308
Net venture capital gains                                                                       1,740           287
Net (losses) gains on securities available for sale                                              (981)           34
Other                                                                                             347           642
                                                                                            ----------     --------
     Total noninterest income                                                                   6,232         5,772
                                                                                            ----------     --------
NONINTEREST EXPENSE
Salaries                                                                                        2,732         2,440
Incentive compensation                                                                            624           479
Employee benefits                                                                                 741           686
Equipment                                                                                         640           634
Net occupancy                                                                                     707           612
Goodwill                                                                                          389           323
Core deposit intangible                                                                           142           156
Net gains on dispositions of premises and equipment                                               (60)           (5)
Other                                                                                           2,698         2,431
                                                                                             --------     ---------
     Total noninterest expense                                                                  8,613         7,756
                                                                                             --------     ---------
INCOME BEFORE INCOME TAX EXPENSE                                                                4,714         4,715
Income tax expense                                                                              1,816         1,739
                                                                                             --------     ---------
NET INCOME                                                                                   $  2,898     $   2,976
                                                                                             ========     =========
NET INCOME APPLICABLE TO COMMON STOCK                                                        $  2,885     $   2,950
                                                                                             ========     =========
EARNINGS PER COMMON SHARE                                                                    $   1.70     $    1.72
                                                                                             ========     =========
DILUTED EARNINGS PER COMMON SHARE                                                            $   1.68     $    1.70
                                                                                             ========     =========
DIVIDENDS DECLARED PER COMMON SHARE                                                          $    .66     $    .585
                                                                                             ========     =========
Average common shares outstanding                                                             1,695.8       1,717.1
                                                                                             ========     =========
Diluted average common shares outstanding                                                     1,713.9       1,737.8
                                                                                             ========     =========

-------------------------------------------------------------------------------------------------------------------

                                      WELLS FARGO & COMPANY AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEET

-------------------------------------------------------------------------------------------------------------------
                                                                                  September 30,         December 31,
(in millions, except shares)                                                              2000                 1999
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                             $   14,986           $   14,118
Federal funds sold and securities purchased
   under resale agreements                                                               3,113                1,722
Securities available for sale                                                           37,307               43,911
Mortgages held for sale                                                                 11,507               12,678
Loans held for sale                                                                      4,349                5,043

Loans                                                                                  154,305              133,004
Allowance for loan losses                                                                3,665                3,344
                                                                                    ----------           ----------
      Net loans                                                                        150,640              129,660
                                                                                    ----------           ----------

Mortgage servicing rights                                                                5,742                4,652
Premises and equipment, net                                                              3,365                3,372
Core deposit intangible                                                                  1,209                1,299
Goodwill                                                                                 9,221                8,046
Interest receivable and other assets                                                    19,883               16,552
                                                                                    ----------           ----------

      Total assets                                                                  $  261,322           $  241,053
                                                                                    ==========           ==========

LIABILITIES
Noninterest-bearing deposits                                                        $   51,404           $   45,520
Interest-bearing deposits                                                              112,869              100,398
                                                                                    ----------           ----------
      Total deposits                                                                   164,273              145,918
Short-term borrowings                                                                   24,669               31,727
Accrued expenses and other liabilities                                                  13,161               11,736
Long-term debt                                                                          31,470               26,866
Guaranteed preferred beneficial interests in Company's
   subordinated debentures                                                                 935                  935

STOCKHOLDERS' EQUITY
Preferred stock                                                                            408                  344
Unearned ESOP shares                                                                      (143)                 (73)
                                                                                    ----------           ----------
      Total preferred stock                                                                265                  271
Common stock - $1-2/3 par value, authorized
   4,000,000,000 shares; issued
   1,736,891,279 shares and 1,736,259,632 shares                                         2,895                2,894
Additional paid-in capital                                                               9,344                9,213
Retained earnings                                                                       13,895               12,565
Cumulative other comprehensive income                                                    1,701                  760
Notes receivable from ESOP                                                                  (1)                  (1)
Treasury stock - 27,302,953 shares and 39,840,269 shares                                (1,285)              (1,831)
                                                                                    ----------           ----------
      Total stockholders' equity                                                        26,814               23,871
                                                                                    ----------           ----------

      Total liabilities and stockholders' equity                                    $  261,322           $  241,053
                                                                                    ==========           ==========

-------------------------------------------------------------------------------------------------------------------

                               WELLS FARGO & COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                     AND COMPREHENSIVE INCOME

--------------------------------------------------------------------------------------------------------------------

                                                                                   Unearned        Additional
                                                               Number of Preferred     ESOP   Common  paid-in Retained
(in millions, except shares)                                      shares     stock   shares    stock  capital earnings
-----------------------------------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1998                                                    $ 547    $ (84)  $2,882     $8,981   $10,256
                                                                             -----    -----   ------     ------   -------
Comprehensive income
   Net income                                                                                                       2,976
   Other comprehensive income, net of tax:
     Translation adjustments
     Unrealized gains (losses) on securities
       available for sale arising during the period
     Reclassification adjustment for (gains) losses
       on securities available for sale included
       in net income
Total comprehensive income
Common stock issued                                           17,695,889                           1         90      (201)
Common stock issued for acquisitions                           9,187,341                          11        112        (6)
Common stock repurchased                                      19,528,947
Preferred stock (75,000) issued to ESOP                                         75      (80)                  5
Preferred stock released to ESOP                                                         64                  (4)
Preferred stock (60,349) converted to common shares            1,558,279       (62)                           2
Preferred stock dividends                                                                                             (26)
Common stock dividends                                                                                             (1,044)
Cash payments received on
   notes receivable from ESOP
Change in Rabbi trust assets (classified as treasury stock)
                                                                             -----    -----   ------     ------   -------
Net change                                                                      13      (16)      12        205     1,699
                                                                             -----    -----   ------     ------   -------

BALANCE SEPTEMBER 30, 1999                                                   $ 560    $(100)  $2,894     $9,186   $11,955
                                                                             =====    =====   ======     ======   =======

BALANCE DECEMBER 31, 1999                                                    $ 344    $ (73)  $2,894     $9,213   $12,565
                                                                             -----    -----   ------     ------   -------
Comprehensive income
   Net income                                                                                                       2,898
   Other comprehensive income, net of tax:
     Translation adjustments
     Unrealized gains (losses) on securities
       available for sale arising during the period
     Reclassification adjustment for
       (gains) losses on securities
       available for sale included in net income
Total comprehensive income
Common stock issued                                           11,960,155                           1        277      (391)
Common stock issued for acquisitions                          69,347,582                                   (199)       (7)
Common stock repurchased                                      70,672,243
Stock options repriced                                                                                       48
Preferred stock (170,000) issued to ESOP                                       170     (181)                 11
Preferred stock released to ESOP                                                        111                  (7)
Preferred stock (104,991) converted to common shares           2,533,470      (105)                           1
Preferred stock repurchased                                       31,600        (1)
Preferred stock dividends                                                                                             (13)
Common stock dividends                                                                                             (1,157)
Change in Rabbi trust assets (classified as treasury stock)
                                                                             -----    -----   ------     ------   -------
Net change                                                                      64      (70)       1        131     1,330
                                                                             -----    -----   ------     ------   -------

BALANCE SEPTEMBER 30, 2000                                                   $ 408    $(143)  $2,895     $9,344   $13,895
                                                                             =====    =====   ======     ======   =======


                        WELLS FARGO & COMPANY AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                 AND COMPREHENSIVE INCOME

----------------------------------------------------------------------------------------------------------------
                                                              Notes               Cumulative
                                                         receivable                    other        Total
                                                               from   Treasury comprehensive stockholders'
(in millions, except shares)                                   ESOP      stock        income       equity
---------------------------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1998                                       $(3)  $  (740)      $ 493       $22,332
                                                                ---   -------       -----       -------
Comprehensive income
   Net income                                                                                     2,976
   Other comprehensive income, net of tax:
     Translation adjustments                                                            3             3
     Unrealized gains (losses) on securities
       available for sale arising during the period                                  (327)         (327)
     Reclassification adjustment for (gains) losses
       on securities available for sale included
       in net income                                                                  (22)          (22)
                                                                                                 ------
Total comprehensive income                                                                        2,630
Common stock issued                                                       640                       530
Common stock issued for acquisitions                                      121                       238
Common stock repurchased                                                 (795)                     (795)
Preferred stock (75,000) issued to ESOP                                                              --
Preferred stock released to ESOP                                                                     60
Preferred stock (60,349) converted to common shares                        60                        --
Preferred stock dividends                                                                           (26)
Common stock dividends                                                                           (1,044)
Cash payments received on
   notes receivable from ESOP                                     2                                   2
Change in Rabbi trust assets (classified as treasury stock)               (16)                      (16)
                                                                ---   -------      ------
Net change                                                        2        10        (346)        1,579
                                                                ---   -------      ------

BALANCE SEPTEMBER 30, 1999                                      $(1)  $  (730)     $  147       $23,911
                                                                ===   =======      ======       =======

BALANCE DECEMBER 31, 1999                                       $(1)  $(1,831)     $  760       $23,871
                                                                ---   -------      ------       -------
Comprehensive income
   Net income                                                                                     2,898
   Other comprehensive income, net of tax:
     Translation adjustments                                                           (2)           (2)
     Unrealized gains (losses) on securities
       available for sale arising during the period                                   783           783
     Reclassification adjustment for
       (gains) losses on securities
       available for sale included in net income                                      160           160
                                                                                                -------
Total comprehensive income                                                                        3,839
Common stock issued                                                       476                       363
Common stock issued for acquisitions                                    2,864                     2,658
Common stock repurchased                                               (2,891)                   (2,891)
Stock options repriced                                                                               48
Preferred stock (170,000) issued to ESOP                                                             --
Preferred stock released to ESOP                                                                    104
Preferred stock (104,991) converted to common shares                      104                        --
Preferred stock repurchased                                                                          (1)
Preferred stock dividends                                                                           (13)
Common stock dividends                                                                           (1,157)
Change in Rabbi trust assets (classified as treasury stock)                (7)                       (7)
                                                                ---   -------      ------       -------
Net change                                                       --       546         941         2,943
                                                                ---   -------      ------       -------

BALANCE SEPTEMBER 30, 2000                                      $(1)  $(1,285)     $1,701       $26,814
                                                                ===   =======      ======       =======



-----------------------------------------------------------------------------------------------------------------

                                        WELLS FARGO & COMPANY AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------
                                                                                      Nine months ended Sept. 30,
                                                                                ---------------------------------
(in millions)                                                                      2000                      1999
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                  $  2,898                  $  2,976
   Adjustments to reconcile net income to net cash
   provided by operating activities:
      Provision for loan losses                                                     976                       810
      Depreciation and amortization                                               1,206                     1,539
      Securities available for sale losses (gains)                                  981                       (34)
      Net venture capital gains                                                  (1,740)                     (287)
      Losses (gains) on sales of mortgages held for sale                             16                      (142)
      Losses (gains) on sales of loans                                              149                       (62)
      Gains on dispositions of operations                                            (8)                     (102)
      Net gains on dispositions of premises and equipment                           (60)                       (5)
      Release of preferred shares to ESOP                                           104                        60
      Net decrease (increase) in trading assets                                     299                      (279)
      Net increase in accrued interest receivable                                  (205)                     (154)
      Net increase in accrued interest payable                                      198                        17
      Originations of mortgages held for sale                                   (55,066)                  (79,359)
      Proceeds from sales of mortgages held for sale                             52,344                    90,353
      Net increase in loans held for sale                                          (707)                     (560)
      Other assets, net                                                          (2,898)                      258
      Other accrued expenses and liabilities, net                                 2,874                        42
                                                                               --------                  --------

Net cash provided by operating activities                                         1,361                    15,071
                                                                               --------                  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Securities available for sale:
      Proceeds from sales                                                        22,013                     7,549
      Proceeds from prepayments and maturities                                    3,486                     7,617
      Purchases                                                                 (12,376)                  (22,426)
   Net cash acquired from (paid for) acquisitions                                   994                      (144)
   Net increase in banking subsidiaries' loans resulting from originations
      and collections                                                           (15,078)                   (6,896)
   Proceeds from sales (including participations) of
      banking subsidiaries' loans                                                 3,862                     3,768
   Purchases (including participations) of banking subsidiaries' loans             (251)                   (1,211)
   Principal collected on nonbank subsidiaries' loans                             4,081                     4,221
   Nonbank subsidiaries' loans originated                                        (7,180)                   (6,590)
   Cash proceeds from (paid for) dispositions of operations                          11                      (721)
   Proceeds from sales of foreclosed assets                                         202                       145
   Net increase in federal funds sold and securities purchased
      under resale agreements                                                    (1,391)                     (341)
   Net (increase) decrease in mortgage servicing rights                          (1,384)                        8
   Other, net                                                                    (5,006)                   (3,206)
                                                                               --------                  --------

Net cash used by investing activities                                            (8,017)                  (18,227)
                                                                               --------                  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in deposits                                           15,457                    (5,690)
   Net (decrease) increase in short-term borrowings                              (7,831)                    3,974
   Proceeds from issuance of long-term debt                                      14,143                    12,662
   Repayment of long-term debt                                                   (9,656)                   (7,248)
   Proceeds from issuance of common stock                                           286                       597
   Repurchase of common stock                                                    (2,891)                     (795)
   Payment of cash dividends on preferred and common stock                       (1,170)                   (1,070)
   Other, net                                                                      (814)                      (41)
                                                                               --------                   -------

Net cash provided by financing activities                                         7,524                     2,389
                                                                               --------                   -------

   NET CHANGE IN CASH AND DUE FROM BANKS                                            868                      (767)

Cash and due from banks at beginning of period                                   14,118                    13,652
                                                                               --------                   --------

CASH AND DUE FROM BANKS AT END OF PERIOD                                       $ 14,986                  $ 12,885
                                                                               ========                  =========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
      Interest                                                                 $  5,522                  $  4,208
      Income taxes                                                                  597                       671
   Noncash investing and financing activities:
      Transfers from mortgages held for sale to loans                          $  3,687                  $     --
      Transfers from loans held for sale to loans                                 1,388                     1,221
      Transfers from loans to foreclosed assets                                     147                       180

-------------------------------------------------------------------------------------------------------------------

                                       5


                                      WELLS FARGO & COMPANY AND SUBSIDIARIES
                                           NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS COMBINATIONS
    ---------------------

On November 2, 1998, the merger involving Norwest Corporation and Wells Fargo & Company (the WFC Merger) was completed. Norwest Corporation changed its name to "Wells Fargo & Company" and Wells Fargo & Company (the former Wells Fargo) became a wholly-owned subsidiary of Norwest Corporation. Norwest Corporation as it was before the WFC Merger is referred to as the former Norwest. Wells Fargo & Company and Subsidiaries is referred to as the Company.

In connection with the WFC Merger, the Company recorded approximately $600 million in restructuring charges in the fourth quarter of 1998. The restructuring plans are evaluated on a regular basis during the integration process. The charges included a severance reserve of $250 million associated with the elimination of about 5% of the Company's positions, most of which has already occurred or is planned to occur by year-end 2000. This reserve was determined based on the Company's existing severance plans for involuntary terminations. Approximately 3,100 employees, totaling approximately $145 million in severance benefits, had entered the severance process through September 30, 2000. The charges also included approximately $250 million related to dispositions of leased and owned premises held for remarketing or sale, and $100 million of other costs associated with exiting activities due to the WFC Merger. Most of the reserves for both premises and other costs were utilized as of September 30, 2000.

The Company regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of the Company does not make a public announcement about an acquisition opportunity until a definitive agreement has been signed.

Transactions completed in the nine months ended September 30, 2000 include:

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Method of
(in millions)                                                                   Date           Assets            Accounting
---------------------------------------------------------------------------------------------------------------------------


First Place Financial Corporation, Farmington, New Mexico                 January 18          $   733              Purchase
North County Bancorp, Escondido, California                               January 27              413              Purchase
Prime Bancshares, Inc., Houston, Texas                                    January 28            1,366              Purchase
Ragen MacKenzie Group Incorporated, Seattle, Washington                     March 16              901              Purchase
Napa National Bancorp, Napa, California                                     March 17              188              Purchase
Servus Financial Corporation, Herndon, Virginia                             March 17              168              Purchase
Michigan Financial Corporation, Marquette, Michigan                         March 30              975              Purchase
Bryan, Pendleton, Swats & McAllister, LLC, Nashville, Tennessee             March 31               12              Purchase
Black & Company, Inc., Portland, Oregon                                        May 1                4              Purchase
1st Choice Financial Corp., Greeley, Colorado                                June 13              483              Purchase
First Commerce Bancshares, Inc., Lincoln, Nebraska                           June 16            2,868              Purchase
National Bancorp of Alaska, Inc., Anchorage, Alaska                          July 14            3,518              Purchase
Charter Financial, Inc., New York, New York                              September 1              532              Purchase
Buffalo National Bancshares, Inc., Buffalo, Minnesota                   September 28              123              Purchase
                                                                                              -------

                                                                                              $12,284
                                                                                              =======
---------------------------------------------------------------------------------------------------------------------------


In connection with these transactions, the Company paid cash in the aggregate amount of $74 million and issued aggregate common shares of 69 million.

At September 30, 2000, excluding the merger with First Security Corporation, the Company had one pending acquisition, Brenton Banks, Inc., Des Moines, Iowa, with assets of approximately $2 billion. The Company expects to complete its acquisition of Brenton Banks before the end of 2000 and expects to issue about 6 million shares of its common stock in the Brenton Banks transaction.

On October 25, 2000, the merger involving the Company and First Security Corporation (the FSCO Merger) was completed, with First Security Corporation (First Security or FSCO) surviving as a wholly-owned subsidiary of the Company. The FSCO Merger was accounted for under the pooling of interests method of accounting and, accordingly, the information included in the financial statements presents the financial results as if the FSCO Merger had been in effect for all periods presented. Under the terms of the FSCO Merger agreement, stockholders of First Security received 0.355 shares of common stock of the Company for each share of common stock owned. Each outstanding and unexercised option granted by First Security was converted into an option to purchase common stock of the Company based on the agreed-upon exchange ratio. The Company acquired about $20 billion in assets and issued about 70 million shares of its common stock upon consummation of the FSCO Merger.

As a condition to the regulatory approval of the FSCO Merger, the Company was required to divest 39 stores in Idaho, New Mexico, Nevada and Utah having aggregate deposits of approximately $1.5 billion. The Company has entered into agreements to sell these stores. These sales are expected to be completed in the first quarter of 2001.

2.  PREFERRED STOCK
    ---------------

The Company is authorized to issue 20,000,000 shares of preferred stock and 4,000,000 shares of preference stock, both without par value. All preferred shares outstanding rank senior to common shares both as to dividends and liquidation preference but have no general voting rights. No preference shares have been issued under this authorization.

The table below is a summary of the Company's preferred stock at September 30, 2000 and December 31, 1999. A detailed description of the Company's preferred stock is provided in Note 11 to the audited consolidated financial statements included in the Company's 1999 Supplemental Annual Report on this Form 8-K.




----------------------------------------------------------------------------------------------------------------------
                                   Shares issued and outstanding   Carrying amount (in millions)            Adjustable
                                   -----------------------------   ----------------------------         dividends rate
                                           SEPT. 30,     Dec. 31,         SEPT. 30,     Dec. 31,    ------------------
                                               2000         1999              2000         1999     Minimum    Maximum
                                          ---------    ---------          --------     --------   ---------  ---------


Adjustable-Rate Cumulative, Series B
   (Liquidation preference $50)           1,468,400    1,500,000             $  74        $  75         5.5%      10.5%

6.59%/Adjustable-Rate Noncumulative
   Preferred Stock, Series H
   (Liquidation preference $50) (1)       4,000,000    4,000,000               200          200         7.0       13.0

2000 ESOP Cumulative Convertible
   (Liquidation preference $1,000)           67,101           --                67           --        11.5       12.5

1999 ESOP Cumulative Convertible
   (Liquidation preference $1,000)           21,506       22,263                21           22       10.30      11.30

1998 ESOP Cumulative Convertible
   (Liquidation preference $1,000)            8,131        8,386                 8            8       10.75      11.75

1997 ESOP Cumulative Convertible
   (Liquidation preference $1,000)           10,542       10,839                10           11        9.50      10.50

1996 ESOP Cumulative Convertible
   (Liquidation preference $1,000)           11,711       12,011                12           12        8.50       9.50

1995 ESOP Cumulative Convertible
   (Liquidation preference $1,000)           11,785       11,990                12           12       10.00      10.00

ESOP Cumulative Convertible
   (Liquidation preference $1,000)            3,656        3,732                 4            4         9.0        9.0

Unearned ESOP shares (2)                         --           --              (143)         (73)         --         --

$3.15 Cumulative Convertible
   Preferred Stock, Series A                  8,028        9,000                --           --          --         --
                                          ---------    ---------             -----        -----

     Total                                5,610,860    5,578,221             $ 265        $ 271
                                          =========    =========             =====        =====

----------------------------------------------------------------------------------------------------------------------



(1) Annualized dividend rate is 6.59% through October 1, 2001, after which the rate will become adjustable, subject to the minimum and maximum rates disclosed.

(2) In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position 93-6, EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS, the Company recorded a corresponding charge to unearned ESOP shares in connection with the issuance of the ESOP Preferred Stock. The unearned ESOP shares are reduced as shares of the ESOP Preferred Stock are committed to be released.

3.  EARNINGS PER COMMON SHARE
    -------------------------

The table below presents earnings per common share and diluted earnings per common share and a reconciliation of the numerator and denominator of both earnings per common share calculations.


-------------------------------------------------------------------------------------------------------------------
                                                                                                        Nine months
                                                                                                     ended Sept. 30,
                                                                                             ----------------------
(in millions, except per share amounts)                                                          2000          1999
-------------------------------------------------------------------------------------------------------------------


Net income                                                                                    $ 2,898       $ 2,976
Less: Preferred stock dividends                                                                    13            26
                                                                                              -------       -------
Net income applicable to common stock                                                         $ 2,885       $ 2,950
                                                                                              =======       =======

EARNINGS PER COMMON SHARE
Net income applicable to common stock (numerator)                                             $ 2,885       $ 2,950
                                                                                              =======       =======

Average common shares outstanding (denominator)                                               1,695.8       1,717.1
                                                                                              =======       =======

Per share                                                                                     $  1.70       $ 1.72
                                                                                              =======       =======

DILUTED EARNINGS PER COMMON SHARE
Net income applicable to common stock (numerator)                                             $ 2,885       $ 2,950
                                                                                              =======       =======

Average common shares outstanding                                                             1,695.8       1,717.1
Add:   Stock options                                                                             16.9          19.0
       Restricted share rights                                                                    1.1           1.6
       Convertible preferred                                                                       .1            .1
                                                                                              -------       -------
Diluted average common shares outstanding (denominator)                                       1,713.9       1,737.8
                                                                                              =======       =======

Per share                                                                                     $  1.68       $  1.70
                                                                                              =======       =======

-------------------------------------------------------------------------------------------------------------------


4.  Operating segments
    ------------------

The Company has identified four lines of business for the purposes of management reporting: Community Banking, Wholesale Banking, Wells Fargo Home Mortgage (formerly Norwest Mortgage) and Wells Fargo Financial (formerly Norwest Financial). The results are based on the Company's management accounting process, which assigns balance sheet and income statement items to each responsible operating segment. This process is dynamic and somewhat subjective. Unlike financial accounting, there is no comprehensive, authoritative guidance for management accounting equivalent to generally accepted accounting principles. The management accounting process measures the performance of the operating segments based on the management structure of the Company and is not necessarily comparable with similar information for any other financial institution. The Company's operating segments are defined by product type and customer segments. Changes in management structure and/or the allocation process may result in changes in allocations, transfers and assignments. In that case, results for prior periods would be (and have been) restated to allow comparability.

THE COMMUNITY BANKING GROUP offers a complete line of diversified financial products and services to individual consumers and small businesses with annual sales up to $10 million in which the owner is also the principal financial decision maker. Community Banking also offers investment management and other services to retail customers and high net worth individuals, insurance and securities brokerage through affiliates and venture capital financing. This includes WELLS FARGO FUNDS-SM-, a family of mutual funds, as well as personal trust, employee benefit trust and agency assets. Loan products include lines of credit, equipment and transportation (auto, recreational vehicle, marine) loans as well as equity lines and loans. Other credit products and financial services available to small businesses and their owners include receivables and inventory financing, equipment leases, real estate financing, Small Business Administration financing, cash management, payroll services, retirement plans, medical savings accounts and credit and debit card processing. Consumer and business deposit products include checking accounts, savings deposits, market rate accounts, Individual Retirement Accounts (IRAs) and time deposits.

Community Banking provides access to customers through a wide range of channels, which encompass a network of traditional banking stores, banking centers, in-store banking centers, business centers and ATMs. Additionally, 24-hour telephone service is provided by PHONEBANK-SM- centers and the National Business Banking Center. Online banking includes the Wells Fargo Internet Services Group and services such as BUSINESS GATEWAY-Registered Trademark-, a personal computer banking service exclusively for the small business customer.

THE WHOLESALE BANKING GROUP serves businesses with annual sales in excess of $10 million and maintains relationships with major corporations throughout the United States. Wholesale Banking provides a complete line of commercial and corporate banking services. These include traditional commercial loans and lines of credit, letters of credit, asset-based lending, equipment leasing, international trade facilities, foreign exchange services, treasury management and investment management. Wholesale Banking includes the majority ownership interest in the Wells Fargo HSBC Trade Bank, which provides trade financing, letters of credit and collection services and is sometimes supported by the Export-Import Bank of the United States (a public agency of the United States offering export finance support for American-made products). Wholesale Banking also supports the commercial real estate market with products and services such as construction loans for commercial and residential development, land acquisition and development loans, secured and unsecured lines of credit, interim financing arrangements for completed structures, rehabilitation loans, affordable housing loans and letters of credit. Secondary market services are provided through the Capital Markets Group. Its business includes senior loan financing, mezzanine financing, financing for leveraged transactions, purchasing distressed real estate loans and high yield debt, origination of permanent loans for securitization, loan syndications, real estate brokerage services and commercial real estate loan servicing.

WELLS FARGO HOME MORTGAGE'S activities include the origination and purchase of residential mortgage loans for sale to various investors as well as providing servicing of mortgage loans for others.

WELLS FARGO FINANCIAL includes consumer finance and auto finance operations. Consumer finance operations make direct loans to consumers and purchase sales finance contracts from retail merchants from offices throughout the United States and Canada and in the Caribbean and Latin America. Automobile finance operations specialize in purchasing sales finance contracts directly from automobile dealers and making loans secured by automobiles in the United States and Puerto Rico. Credit cards are issued to consumer finance customers through two credit card banks. Wells Fargo Financial also provides lease and other commercial financing and provides information services to the consumer finance industry.

THE RECONCILIATION COLUMN includes goodwill and nonqualifying CDI, the net impact of transfer pricing loan and deposit balances, the cost of external debt, and any residual effects of unallocated systems and other support groups. It also includes the impact of asset/liability strategies the Company has put in place to manage interest rate sensitivity at the consolidated level.

The following table provides the results for the Company's four major operating segments.

----------------------------------------------------------------------------------------------------------------------
(income/expense in millions,
average balances in billions)                                Community                Wholesale            Wells Fargo
                                                               Banking                  Banking          Home Mortgage
                                                     -----------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30,                        2000       1999           2000      1999         2000      1999


Net interest income (1)                              $5,766     $5,423         $1,243    $1,030         $ 82      $152
Provision for loan losses                               658        503             88        84            3        10
Noninterest income                                    4,080      3,619            918       884          923       955
Noninterest expense                                   5,915      5,180            968       834          680       780
                                                     ------     ------         ------    ------         ----      ----
Income (loss) before income
   tax expense (benefit)                              3,273      3,359          1,105       996          322       317
Income tax expense (benefit) (2)                      1,188      1,157            413       370          121       117
                                                     ------     ------         ------    ------         ----      ----
Net income (loss)                                    $2,085     $2,202         $  692    $  626         $201      $200
                                                     ======     ======         ======    ======         ====      ====

Average loans                                        $   87     $   77         $   40    $   34         $  5      $  1
Average assets                                          156        140             49        41           24        24
Average core deposits                                   129        125             10         9            4         5

----------------------------------------------------------------------------------------------------------------------



(1) Net interest income is the primary source of income for most of the operating segments. Net interest income is the difference between actual interest earned on assets (and interest paid on liabilities) owned by a group and a funding charge (and credit) based on the Company's cost of funds. Community Banking and Wholesale Banking are charged a cost to fund any assets (e.g., loans) and are paid a funding credit for any funds provided (e.g., deposits). The interest spread is the difference between the interest rate earned on an asset or paid on a liability and the Company's cost of funds rate. (Wells Fargo Home Mortgage's net interest income was composed of interest revenue of $692 million and $674 million for the first nine months of 2000 and 1999, respectively, and interest expense of $610 million and $522 million for the first nine months of 2000 and 1999, respectively.)

(2) Taxes vary by geographic concentration of revenue generation. Taxes as presented are also higher than the consolidated Company's effective tax rate as a result of taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The offsets for these adjustments are found in the reconciliation column.


-----------------------------------------------------------------------
                                       Recon-                 Consoli-
          Wells Fargo               ciliation                    dated
            Financial                  Column (3)              Company
----------------------------------------------------------------------
      2000       1999          2000      1999           2000      1999


     $1,054      $977         $ (74)    $ (73)        $8,071    $7,509
        227       213            --        --            976       810
        223       239            88        75          6,232     5,772
        743       712           307       250          8,613     7,756
     ------      ----         -----     -----         ------    ------

        307       291          (293)     (248)         4,714     4,715
        115       107           (21)      (12)         1,816     1,739
     ------      ----         -----     -----         ------    ------
     $  192      $184         $(272)    $(236)        $2,898    $2,976
     ======      ====         =====     =====         ======    ======

     $   10      $ 10         $  --     $  --         $  142    $  122
         12        11             6         7            247       223
         --        --            --        --            143       139

-----------------------------------------------------------------------



(3) The material items in the reconciliation column related to revenue (i.e., net interest income plus noninterest income) and net income consist of Treasury activities and unallocated items. Revenue includes Treasury activities of $38 million and $63 million; and unallocated items of $(24) million and $(61) million for the first nine months of 2000 and 1999, respectively. Net income includes Treasury activities of $23 million and $38 million; and unallocated items of $(295) million and $(274) million for the first nine months of 2000 and 1999, respectively. The material items in the reconciliation column related to noninterest expense include goodwill and nonqualifying CDI amortization of $270 million and $251 million for the first nine months of 2000 and 1999, respectively. The material items in the reconcilation column related to average assets include goodwill and nonqualifying CDI of $6 billion and $7 billion for the first nine months of 2000 and 1999, respectively.

5.  Mortgage Banking Activities
    ---------------------------

Mortgage banking activities include Wells Fargo Home Mortgage and mortgage banking activities in other operating segments.

The managed servicing portfolio totaled $463 billion at September 30, 2000, $308 billion at December 31, 1999 and $301 billion at September 30, 1999, which included loans subserviced for others of $93 billion, $9 billion and $10 billion, respectively. Mortgage loans serviced for others, which are included in the managed servicing portfolio, are not included in the accompanying consolidated balance sheet.

The following table summarizes the changes in capitalized mortgage loan servicing rights:



-------------------------------------------------------------------------------------------------------------------
                                                                                                        Nine months
                                                                                                     ended Sept. 30,
                                                                                          -------------------------
 (in millions)                                                                                 2000            1999
-------------------------------------------------------------------------------------------------------------------


Balance, beginning of period                                                                 $4,652          $3,294
    Originations                                                                                497             837
    Purchases                                                                                 1,116             522
    Sales                                                                                       (36)           (149)
    Amortization                                                                               (390)           (626)
    Other (principally hedge activity)                                                          (97)            620
                                                                                             ------          ------

Balance, end of period                                                                       $5,742          $4,498
                                                                                             ======          ======

-------------------------------------------------------------------------------------------------------------------



The fair value of capitalized mortgage servicing rights included in the consolidated balance sheet at September 30, 2000 was approximately $5.9 billion, calculated using discount rates ranging from 500 to 700 basis points over the ten-year U.S. Treasury rate.

                                FINANCIAL REVIEW

SUMMARY FINANCIAL DATA

-------------------------------------------------------------------------------------------------------------------
                                                                                    Nine months ended
                                                                             ------------------------
                                                                              SEPT. 30,      Sept. 30,            %
(in millions)                                                                     2000           1999        Change
-------------------------------------------------------------------------------------------------------------------


FOR THE PERIOD
Net income                                                                   $   2,898       $  2,976            (3)%
Net income applicable to common stock                                            2,885          2,950            (2)

Earnings per common share                                                        $1.70          $1.72            (1)
Diluted earnings per common share                                                 1.68           1.70            (1)

Dividends declared per common share                                                .66           .585            13

Average common shares outstanding                                              1,695.8        1,717.1            (1)
Diluted average common shares outstanding                                      1,713.9        1,737.8            (1)

Profitability ratios (annualized)
   Net income to average total assets (ROA)                                       1.57%          1.79%          (12)
   Net income applicable to common stock to
     average common stockholders' equity (ROE)                                   16.00          17.52            (9)

Total revenue                                                                $  14,303       $ 13,281             8

Efficiency ratio (1)                                                              60.2%          58.4%            3

NET INCOME AND RATIOS EXCLUDING
GOODWILL AND NONQUALIFYING CORE DEPOSIT
INTANGIBLE AMORTIZATION AND BALANCES
("CASH")
Net income applicable to common stock                                        $   3,355       $  3,360            --
Earnings per common share                                                         1.98           1.96             1
Diluted earnings per common share                                                 1.96           1.93             2
ROA                                                                               1.90%          2.12%          (10)
ROE                                                                              30.53          32.83            (7)
Efficiency ratio                                                                  56.6           54.9             3

COMMON STOCK PRICE
High                                                                         $   47.75       $  45.31             5
Low                                                                              31.00          32.13            (4)
Period end                                                                       45.94          39.63            16
-------------------------------------------------------------------------------------------------------------------


(1) The efficiency ratio is defined as noninterest expense divided by the total revenue (net interest income and noninterest income).


-------------------------------------------------------------------------------------------------------------------
                                                                              SEPT. 30,       Dec. 31,            %
(in millions)                                                                     2000           1999        change
-------------------------------------------------------------------------------------------------------------------

AT PERIOD END


Tier 1 capital                                                               $  15,628       $ 15,010             4%
Total capital                                                                   23,896         20,512            16
Capital ratios
   Common stockholders' equity to assets                                         10.16%          9.79%            4
   Stockholders' equity to assets                                                10.26           9.90             4
   Risk-based capital
     Tier 1 capital                                                               7.29           8.00            (9)
     Total capital                                                               11.15          10.93             2
   Leverage                                                                       6.40           6.76            (5)

Book value per common share                                                  $   15.53       $  13.91            12

-------------------------------------------------------------------------------------------------------------------


OVERVIEW
--------

Wells Fargo & Company is a $261 billion diversified financial services company providing banking, mortgage and consumer finance through about 6,000 stores, the Internet and other distribution channels throughout North America, including all 50 states, and elsewhere internationally. It ranks sixth in assets at September 30, 2000 among U.S. bank holding companies. In this Supplemental Quarterly Report, Wells Fargo & Company and Subsidiaries is referred to as the Company and Wells Fargo & Company alone is referred to as the Parent.

On October 25, 2000, the merger involving the Company and First Security Corporation (the FSCO Merger) was completed, with First Security Corporation (First Security or FSCO) surviving as a wholly-owned subsidiary of the Company. The FSCO Merger was accounted for under the pooling of interests method of accounting and, accordingly, the information included in the financial review presents the financial results as if the FSCO Merger had been in effect for all periods presented.

The Company expects to incur merger and integration charges related to the FSCO Merger of approximately $375 million in the fourth quarter of 2000 and into 2001. The Company expects that, excluding the impact of the pooling of interests method of accounting and the results of First Security for the nine months ended September 30, 2000, it will meet its diluted cash earnings per share target of $2.91 for the full year 2000.

As a condition to the regulatory approval of the FSCO Merger, the Company was required to divest 39 stores in Idaho, New Mexico, Nevada and Utah having aggregate deposits of approximately $1.5 billion. The Company has entered into agreements to sell these stores. These sales are expected to be completed in the first quarter of 2001.

On November 2, 1998, the merger involving Norwest Corporation and Wells Fargo & Company (the WFC Merger) was completed. Norwest Corporation changed its name to "Wells Fargo & Company" and Wells Fargo & Company (the former Wells Fargo) became a wholly-owned subsidiary of Norwest Corporation. Norwest Corporation as it was before the WFC Merger is referred to as the former Norwest. The WFC Merger was accounted for under the pooling of interests method of accounting.

Certain amounts in the financial review for prior quarters have been reclassified to conform with the current financial statement presentation.

Net income for the first nine months of 2000 was $2,898 million, compared with $2,976 million for the first nine months of 1999. Diluted earnings per common share for the first nine months of 2000 were $1.68, compared with $1.70 for the first nine months of 1999.

Return on average assets (ROA) was 1.57% in the first nine months of 2000, compared with 1.79% in the same period of 1999. Return on average common equity
(ROE) was 16.00% in the first nine months of 2000, compared with 17.52% in the same period of 1999.

Diluted earnings before the amortization of goodwill and nonqualifying core deposit intangible ("cash" earnings) in the first nine months of 2000 were $1.96 per common share, compared with $1.93 per common share in the same period of 1999. On the same basis, ROA was 1.90% in the first nine months of 2000, compared with 2.12% in the same period of 1999; ROE was 30.53% in the first nine months of 2000, compared with 32.83% in the same period of 1999.

Net interest income on a taxable-equivalent basis was $8,126 million for the first nine months of 2000, compared with $7,562 million for the same period of 1999. The Company's net interest margin was 5.36% for the first nine months of 2000, compared with 5.47% for the same period of 1999.

Noninterest income was $6,232 million for the first nine months of 2000, compared with $5,772 million for the same period of 1999.

Noninterest expense totaled $8,613 million for the first nine months of 2000, compared with $7,756 million for the same period of 1999. For the first nine months of 2000, the efficiency ratio was 60.2%, compared with 58.4% for the same period of 1999.

The provision for loan losses was $976 million in the first nine months of 2000, compared with $810 million in the same period of 1999. Of the $166 million increase, $44 million covered higher charge-offs during the first nine months of 2000. The remaining $122 million incremental provision increased the overall allowance for loan losses. These additions to the allowance are consistent with the growth in the Company's loan portfolio, and its higher levels of non-performing assets. During the first nine months of 2000, net charge-offs were $867 million, or .81% of average total loans (annualized), compared with $823 million, or .90%, during the first nine months of 1999. The allowance for loan losses was $3,665 million, or 2.38% of total loans, at September 30, 2000, compared with $3,344 million, or 2.51%, at December 31, 1999 and $3,341 million, or 2.60%, at September 30, 1999.

At September 30, 2000, total nonaccrual and restructured loans were $965 million or .6% of total loans, compared with $728 million, or .5%, at December 31, 1999. Foreclosed assets amounted to $134 million at September 30, 2000 and $161 million at December 31, 1999.

At September 30, 2000, the ratio of common stockholders' equity to total assets was 10.16%, compared with 9.79% at December 31, 1999. The Company's total risk-based capital (RBC) ratio at September 30, 2000 was 11.15% and its Tier 1 RBC ratio was 7.29%, exceeding the minimum regulatory guidelines of 8% and 4%, respectively, for bank holding companies. The Company's ratios at December 31, 1999 were 10.93% and 8.00%, respectively. The Company's leverage ratio was 6.40% at September 30, 2000 and 6.76% at December 31, 1999, exceeding the minimum regulatory guideline of 3% for bank holding companies.

RECENT ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 (FAS 133), ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In July 1999, the FASB issued Statement No. 137, DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133, which deferred the effective date of FAS 133 to no later than January 1, 2001 for the Company's financial statements. FAS 133 requires companies to record derivatives on the balance sheet at fair value. Changes in the fair values of those derivatives would be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value of assets or liabilities or cash flows from forecasted transactions. In June 2000, the FASB issued Statement No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES, an amendment of FASB Statement No. 133. The Company does not expect to implement FAS 133 before January 1, 2001 and is in the process of completing the complex analysis required to determine the impact on its financial statements.

In September 2000, the FASB issued Statement No. 140 (FAS 140), ACCOUNTING FOR THE TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, which replaces FAS 125 (of the same title). FAS 140 revises certain standards in the accounting for securitizations and other transfers of financial assets and collateral, and requires some disclosures relating to securitization transactions and collateral, but it carries over most of FAS 125's provisions. The collateral and disclosure provisions of FAS 140 are effective for year-end 2000 financial statements. The other provisions of this Statement are effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001; the Company has not yet completed the analysis to determine the impact of the revised provisions on the financial statements that will be issued.

FACTORS THAT MAY AFFECT FUTURE RESULTS
--------------------------------------

This document and other documents filed by the Company with the SEC have forward-looking statements. In addition, the Company's senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements might include one or more of the following:

- Projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items;

- Descriptions of plans or objectives of management for future operations, products or services, including pending acquisition transactions;

-    Forecasts of future economic performance; and

- Descriptions of assumptions underlying or relating to any of the foregoing.

The forward-looking statements in this document include the statement under "Overview" above related to the Company's expectations about meeting its diluted cash earnings per share target of $2.91 for the full year 2000 excluding the impact of the pooling of interests method of accounting for the FSCO Merger and the results of First Security on the Company's results for the nine months ended September 30, 2000.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements give the Company's expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors--many of which are beyond the Company's control--that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

Some of these factors are described below. Other factors, such as credit, market, operational, liquidity, interest rate, and other risks, are described elsewhere in this report. Factors relating to the regulation and supervision of the Company are also described or incorporated in the Company's 1999 Supplemental Annual Report on this Form 8-K. There are other factors besides those described or incorporated in this report or in the Form 8-K that could cause actual conditions, events or results to differ from those in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

BUSINESS AND ECONOMIC CONDITIONS. The Company's business and earnings are sensitive to general business and economic conditions in the United States and abroad. These conditions include short-term and long-term interest rates, inflation, monetary supply, fluctuations in both debt and equity capital markets, and the strength of the U.S. economy, in general, and the local economies in which the Company conducts business. Should any of these conditions worsen in the United States or abroad, the Company's business and earnings could be adversely affected. For example, an economic downturn or higher interest rates could decrease the demand for loans and other products and services offered by the Company and/or increase the number of customers and counterparties who become delinquent or who default on their loans or other obligations to the Company. An increase in the number of delinquencies or defaults would result in a higher level of charge-offs and a higher level of loan loss provision, which could adversely affect the Company's earnings. Higher interest rates would also increase the Company's cost to borrow funds and may increase the rate paid on deposits, which could more than offset, in the net interest margin, the increase in rates earned by the Company on new or floating rate loans or short-term investments. See "Quantitative and Qualitative Disclosures About Market Risk" for more information on interest rate risk.

COMPETITION. The Company operates in a highly competitive environment both in terms of the products and services the Company offers and the geographic markets in which the Company conducts business. The Company expects this environment to become even more competitive in the future as a result of legislative, regulatory and technological changes and the continued trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks, such as automatic transfer and automatic payment systems. Also, investment banks and insurance companies are competing in an increasing number of traditional banking businesses such as syndicated lending and consumer banking. Many of the Company's competitors enjoy the benefits of fewer regulatory constraints and lower cost structures.

The financial services industry is likely to become even more competitive as technological advances enable more companies to provide financial services. The Company expects that the consolidation of the financial services industry will result in larger, better capitalized companies offering a wide array of financial services and products. Furthermore, recent legislative changes (see "Legislation" below) will increase competition in the financial services industry.

FISCAL AND MONETARY POLICIES. The Company's business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. The Company is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. The Federal Reserve Board's policies directly and indirectly influence the rate of interest that commercial banks pay on their interest-bearing deposits and can also affect the value of financial instruments held by the Company. Those policies also determine to a significant extent the cost to the Company of funds for lending and investing. Changes in those policies are beyond the Company's control and hard to predict. Federal Reserve Board policies can also affect the Company's customers and counterparties, potentially increasing the risk that such customers and counterparties may become delinquent or default on their obligations to the Company.

DISINTERMEDIATION. "Disintermediation" is the process of eliminating the role of the mediator (or middleman) in completing a transaction. For the financial services industry, this means eliminating or significantly reducing the role of banks and other depository institutions in completing transactions that have traditionally involved banks at one end or both ends of the transaction. For example, technological advances now allow parties to pay bills and transfer funds directly without the involvement of banks. Important consequences of this disintermediation include the loss of customer deposits (and the income generated from those deposits) and decreases in transactions that generate fee income.

LEGISLATION. The Gramm-Leach-Bliley Act (the Act) permits affiliation among banks, securities firms and insurance companies by creating a new type of financial services company called a "financial holding company." Financial holding companies may offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Under the Act, securities firms and insurance companies that elect to become a financial holding company may acquire banks and other financial institutions. The Act significantly changes the competitive environment in which the Company conducts business.

MERGER INVOLVING THE FORMER NORWEST AND THE FORMER WELLS FARGO. One or more factors relating to the WFC Merger could adversely impact the Company's business and earnings and in particular reduce the expected benefits of the WFC Merger to the Company. These factors include the following:

- expected cost savings and/or potential revenue enhancements from the WFC Merger might not be fully realized or realized within the expected time frame;

- deposit attrition (run-off), customer loss and/or revenue loss following the WFC Merger might be greater than expected; and

- costs or difficulties related to the integration of the businesses of the two companies might be greater than expected.

OTHER MERGERS AND ACQUISITIONS. The Company expands its business in part by acquiring banks and other companies engaged in financial services. The Company continues to explore opportunities to acquire banking institutions and other companies. Discussions are continually being carried on related to such acquisitions. Generally, management of the Company does not comment on such discussions or possible acquisitions until a definitive agreement has been signed. A number of factors related to past and future acquisitions could adversely affect the Company's business and earnings, including those described above for the WFC Merger. In addition, the Company's acquisitions generally are subject to approval by federal and, in some cases, state regulatory agencies. The failure to receive required regulatory approvals within the time frame or on the conditions expected by management could also adversely affect the Company's business and earnings.

EARNINGS PERFORMANCE
--------------------

NET INTEREST INCOME

Net interest income on a taxable-equivalent basis was $8,126 million in the first nine months of 2000, compared with $7,562 million in the first nine months of 1999. The Company's net interest margin was 5.36% in the first nine months of 2000, compared with 5.47% in the first nine months of 1999. The decrease in the margin from the first nine months of 1999 was mostly due to the impact of funding strong loan growth with higher costing short and long-term borrowings, partially offset by improved yields within the securities available for sale portfolio from the restructuring that occurred during the fourth quarter of 1999 and the first nine months of 2000.

Individual components of net interest income and the net interest margin are presented in the rate/yield table on page 23.

Interest income included hedging expense of $18 million in the nine months ended September 30, 2000, compared with hedging income of $160 million in the nine months ended September 30, 1999. Interest expense included hedging expense of $29 million in the nine months ended September 30, 2000, compared with hedging income of $78 million in the same period of 1999.

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1) (2)

----------------------------------------------------------------------------------------------------------------------------
                                                                                              Nine months ended September 30,
                                                               -------------------------------------------------------------
                                                                                      2000                              1999
                                                               ---------------------------      ----------------------------
                                                                                  INTEREST                          Interest
                                                                AVERAGE   YIELDS/   INCOME/      Average   Yields/    income/
(in millions)                                                   BALANCE    RATES   EXPENSE       balance    rates    expense
----------------------------------------------------------------------------------------------------------------------------

EARNING ASSETS

Federal funds sold and securities purchased
  under resale agreements                                      $  2,452    6.17%    $  113     $   1,509     5.14%  $    58
Debt securities available for sale (3):
  Securities of U.S. Treasury and federal agencies                3,475    6.08        164         6,141     5.50       258
  Securities of U.S. states and political subdivisions            2,113    7.85        126         2,124     8.13       125
  Mortgage-backed securities:
    Federal agencies                                             26,433    7.17      1,448        23,488     6.75     1,187
    Private collateralized mortgage obligations                   2,730    7.22        153         4,063     6.74       207
                                                               --------             ------      --------             ------
      Total mortgage-backed securities                           29,163    7.18      1,601        27,551     6.75     1,394
  Other debt securities (4)                                       5,433    7.67        197         3,158     7.44      146
                                                               --------             ------      --------             ------
        Total debt securities available for sale (4)             40,184    7.16      2,088        38,974     6.67     1,923
Loans held for sale (3)                                          10,333    7.90        618        14,376     6.92       750
Mortgages held for sale (3)                                       5,085    8.48        322         5,258     7.22       284
Loans:
  Commercial                                                     44,270    9.37      3,106        38,431     8.56     2,461
  Real estate 1-4 family first mortgage                          15,705    7.94        935        13,264     7.74       770
  Other real estate mortgage                                     22,143    9.04      1,498        18,460     8.80     1,215
  Real estate construction                                        6,718   10.02        504         5,030     9.57       360
  Consumer:
    Real estate 1-4 family junior lien mortgage                  14,547   10.34      1,127        11,346     9.90       841
    Credit card                                                   5,769   14.40        623         5,713    13.81       591
    Other revolving credit and monthly payment                   21,573   11.99      1,938        19,303    11.76     1,701
                                                               --------             ------      --------             ------
      Total consumer                                             41,889   11.75      3,688        36,362    11.50     3,133
  Lease financing                                                 9,767    7.73        566         8,627     7.76       502
  Foreign                                                         1,633   21.14        259         1,548    20.58       239
                                                               --------             ------      --------             ------
        Total loans (5)                                         142,125    9.91     10,556       121,722     9.52     8,680
Other                                                             3,257    6.07        149         2,972     5.28       117
                                                               --------             ------      --------             ------
          Total earning assets                                 $203,436    9.14     13,846     $ 184,811     8.55    11,812
                                                               ========             ------      ========             ------

FUNDING SOURCES
Deposits:
  Interest-bearing checking                                    $  3,344    1.74         44     $   3,140      .95        22
  Market rate and other savings                                  62,964    2.73      1,289        60,733     2.31     1,048
  Savings certificates                                           29,826    5.26      1,175        30,449     4.87     1,108
  Other time deposits                                             4,271    5.58        178         3,998     4.94       147
  Deposits in foreign offices                                     5,823    6.17        269         1,461     4.56        50
                                                               --------             ------       -------             ------
      Total interest-bearing deposits                           106,228    3.72      2,955        99,781     3.18     2,375
Short-term borrowings                                            28,547    6.13      1,311        21,760     4.81       783
Long-term debt                                                   28,216    6.61      1,399        23,775     5.82     1,038
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                           935    7.90         55           935     7.70        54
                                                               --------             ------       -------             ------
        Total interest-bearing liabilities                      163,926    4.66      5,720       146,251     3.88     4,250
Portion of noninterest-bearing funding sources                   39,510      --         --        38,560       --        --
                                                               --------             ------       -------             ------
          Total funding sources                                $203,436    3.78      5,720     $ 184,811    3.08      4,250
                                                               ========             ------       ========            ------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
  A TAXABLE-EQUIVALENT BASIS (6)                                           5.36%    $8,126                   5.47%  $ 7,562
                                                                         ======     ======                 ======

NONINTEREST-EARNING ASSETS
Cash and due from banks                                        $ 12,883                        $  11,975
Goodwill                                                          8,675                            7,993
Other                                                            21,910                           18,099
                                                               --------                          -------
          Total noninterest-earning assets                     $ 43,468                        $  38,067
                                                               ========                         ========

NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                       $ 47,628                        $  45,131
Other liabilities                                                10,990                            8,523
Preferred stockholders' equity                                      267                              460
Common stockholders' equity                                      24,093                           22,513
Noninterest-bearing funding sources used to
  fund earning assets                                           (39,510)                         (38,560)
                                                               --------                         --------
          Net noninterest-bearing funding sources              $ 43,468                        $  38,067
                                                               ========                         ========

TOTAL ASSETS                                                   $246,904                        $ 222,878
                                                               ========                         ========

----------------------------------------------------------------------------------------------------------------------------


(1) The average prime rate of the Company was 9.15% and 7.87% for the nine months ended September 30, 2000 and 1999, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 6.46% and 5.17% for the nine months ended September 30, 2000 and 1999, respectively.

(2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)   Yields are based on amortized cost balances.

(4)   Includes certain preferred securities.

(5) Nonaccrual loans and related income are included in their respective loan categories.

(6) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all periods presented.

NONINTEREST INCOME

-------------------------------------------------------------------------------------------------------------------
                                                                                               Nine months
                                                                                            ended Sept. 30,
                                                                                         -----------------        %
(in millions)                                                                               2000      1999   Change
-------------------------------------------------------------------------------------------------------------------


Service charges on deposit accounts                                                       $1,267   $ 1,162        9%
Trust and investment fees:
   Asset management and custody fees                                                         539       485       11
   Mutual fund and annuity sales fees                                                        563       434       30
   All other                                                                                 101        89       13
                                                                                          ------    ------
     Total trust and investment fees                                                       1,203     1,008       19

Credit card fees                                                                             418       418       --
Other fees:
   Cash network fees                                                                         234       209       12
   Charges and fees on loans                                                                 252       241        5
   All other                                                                                 449       362       24
                                                                                          ------    ------
     Total other fees                                                                        935       812       15

Mortgage banking:
   Origination and other closing fees                                                        258       350      (26)
   Servicing fees, net of amortization                                                       500       223      124
   Net (losses) gains on sales of mortgages                                                  (16)      142       --
   All other                                                                                 268       386      (31)
                                                                                          ------    ------
     Total mortgage banking                                                                1,010     1,101       (8)

Insurance                                                                                    293       308       (5)
Net venture capital gains                                                                  1,740       287      506
Net (losses) gains on securities available for sale                                         (981)       34       --
Income from equity investments accounted
  for by the:
   Cost method                                                                               145        99       46
   Equity method                                                                              88        55       60
Net (losses) gains on sales of loans                                                        (149)       62       --
Net gains on dispositions of operations                                                        8       102      (92)
All other                                                                                    255       324      (21)
                                                                                          ------    ------

     Total                                                                                $6,232    $5,772        8%
                                                                                          ======    ======    =====

-------------------------------------------------------------------------------------------------------------------



The increase in mutual fund fees for the first nine months of 2000 was due to the overall growth in mutual fund assets. The Company managed mutual funds with $67 billion of assets at September 30, 2000, compared with $56 billion at September 30, 1999. The Company also managed or maintained personal trust, employee benefit trust and agency assets of approximately $461 billion and $414 billion at September 30, 2000 and 1999, respectively.

The increase in net venture capital gains during the first nine months of 2000 was due to net gains (including other-than-temporary impairment of marketable and nonmarketable securities) on various venture capital securities, including a $560 million gain that was recognized during the first quarter on the Company's investment in Siara Systems. Gains from venture capital securities are generally dependent on the timing of holdings becoming publicly traded and subsequent market conditions, causing venture capital gains to be unpredictable in nature.

The net losses on securities available for sale during the first nine months of 2000 were predominantly due to the restructuring of the portfolio.

A significant portion of the net losses on sales of loans was due to losses on sales of loans and on securitizations.

"All other" noninterest income in the first nine months of 2000 included writedowns of auto lease residuals of about $160 million due to continued deterioration in the used car market, compared with $36 million in the first nine months of 1999. In the third quarter of 2000, the Company entered into a residual loss insurance policy that covers substantially all additional declines in residual values for the leases in the portfolio as of June 30, 2000.

NONINTEREST EXPENSE

------------------------------------------------------------------------------------------------------------------
                                                                                              Nine months
                                                                                           ended Sept. 30,
                                                                                       ------------------         %
(in millions)                                                                             2000       1999    CHANGE
-------------------------------------------------------------------------------------------------------------------


Salaries                                                                                $2,732     $2,440        12%
Incentive compensation                                                                     624        479        30
Employee benefits                                                                          741        686         8
Equipment                                                                                  640        634         1
Net occupancy                                                                              707        612        16
Goodwill                                                                                   389        323        20
Core deposit intangible:
   Nonqualifying (1)                                                                       131        139        (6)
   Qualifying                                                                               11         17       (35)
Net gains on dispositions of
   premises and equipment                                                                  (60)        (5)       --
Contract services                                                                          364        326        12
Outside professional services                                                              297        249        19
Outside data processing                                                                    245        229         7
Telecommunications                                                                         223        210         6
Travel and entertainment                                                                   199        183         9
Advertising and promotion                                                                  223        172        30
Postage                                                                                    185        181         2
Stationery and supplies                                                                    159        138        15
Insurance                                                                                  126        127        (1)
Operating losses                                                                           122         97        26
Security                                                                                    72         70         3
All other                                                                                  483        449         8
                                                                                        ------     ------      ----

   Total                                                                                $8,613     $7,756        11%
                                                                                        ======     ======      ====

-------------------------------------------------------------------------------------------------------------------


(1) Represents amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

Incentive compensation included a $48 million non-cash compensation charge resulting from the accelerated vesting and activation of limited stock appreciation rights under the First Security Comprehensive Management Incentive Plan, which was triggered by stockholder approval of the FSCO Merger.

BALANCE SHEET ANALYSIS
----------------------

SECURITIES AVAILABLE FOR SALE

The following table provides the cost and fair value for the major components of securities available for sale carried at fair value. There were no securities classified as held to maturity at the end of the periods presented.


-------------------------------------------------------------------------------------------------------------------
                                                                                SEPTEMBER 30,           December 31,
                                                                                        2000                   1999
                                                                        --------------------    -------------------
                                                                                   ESTIMATED              Estimated
                                                                                        FAIR                   fair
(in millions)                                                               COST       VALUE        Cost      Value
-------------------------------------------------------------------------------------------------------------------

Securities of U.S. Treasury and
    federal agencies                                                     $ 3,109    $ 3,141      $ 6,426    $ 6,091
Securities of U.S. states and
    political subdivisions                                                 2,174      2,192        2,352      2,367
Mortgage-backed securities:
    Federal agencies                                                      22,703     22,834       26,239     25,872
    Private collateralized mortgage obligations (1)                        1,326      1,302        3,747      3,653
                                                                         -------    -------      -------    -------
      Total mortgage-backed securities                                    24,029     24,136       29,986     29,525
Other                                                                      2,706      2,632        2,544      2,438
                                                                         -------    -------      -------    -------
    Total debt securities                                                 32,018     32,101       41,308     40,421
Marketable equity securities                                               2,690      5,206        1,526      3,490
                                                                         -------    -------      -------    -------
    Total                                                                $34,708    $37,307      $42,834    $43,911
                                                                         =======    =======      =======    =======

-------------------------------------------------------------------------------------------------------------------



(1) Substantially all private collateralized mortgage obligations are AAA-rated bonds collateralized by 1-4 family residential first mortgages.

The following table provides the components of the estimated unrealized net gain on securities available for sale. The estimated unrealized net gain on securities available for sale is reported on an after-tax basis as a component of cumulative other comprehensive income.



-------------------------------------------------------------------------------------------------------------------
                                                                                SEPTEMBER 30,           December 31,
                                                                                ------------            -----------
(in millions)                                                                           2000                   1999
-------------------------------------------------------------------------------------------------------------------


Estimated unrealized gross gains                                                      $2,903                 $2,185
Estimated unrealized gross losses                                                       (304)                (1,108)
                                                                                      ------                 ------
Estimated unrealized net gain                                                         $2,599                 $1,077
                                                                                      ======                 ======

-------------------------------------------------------------------------------------------------------------------


The following table provides the components of the realized net loss on the sales of securities from the securities available for sale portfolio. (Realized gains on marketable equity securities from venture capital investments are reported as net venture capital gains.)



-------------------------------------------------------------------------------------------------------------------
                                                                                                        Nine months
                                                                                                     ended Sept. 30,
                                                                                                     --------------
(in millions)                                                                                 2000             1999
-------------------------------------------------------------------------------------------------------------------


Realized gross gains                                                                        $    54             $67
Realized gross losses                                                                        (1,035)            (33)
                                                                                            -------          ------
Realized net (losses) gains                                                                 $  (981)            $34
                                                                                            =======          ======
-------------------------------------------------------------------------------------------------------------------




LOAN PORTFOLIO
-------------------------------------------------------------------------------------------------------------------
                                                                 SEPT. 30,       Dec. 31,
(in millions)                                                        2000           1999                   % Change
-------------------------------------------------------------------------------------------------------------------


Commercial (1)                                                   $ 47,300       $ 41,671                         14%
Real estate 1-4 family first mortgage                              19,627         13,506                         45
Other real estate mortgage (2)                                     23,249         20,899                         11
Real estate construction                                            7,457          6,067                         23
Consumer:
   Real estate 1-4 family junior lien mortgage                     16,322         12,949                         26
   Credit card                                                      6,226          5,805                          7
   Other revolving credit and monthly payment                      22,343         20,617                          8
                                                                 --------       --------
      Total consumer                                               44,891         39,371                         14
Lease financing                                                    10,170          9,890                          3
Foreign                                                             1,611          1,600                          1
                                                                 --------       --------

      Total loans (net of unearned income,
         including net deferred loan fees,
         of $3,502 and $3,378)                                   $154,305       $133,004                         16%
                                                                 ========       ========                       ====

-------------------------------------------------------------------------------------------------------------------


(1) Includes agricultural loans (loans to finance agricultural production and other loans to farmers) of $3,661 million and $3,404 million at September 30, 2000 and December 31, 1999, respectively.
(2) Includes agricultural loans that are secured by real estate of $1,098 million and $1,106 million at September 30, 2000 and December 31, 1999, respectively.


NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS (1)
------------------------------------------------------------------------------------------------------------------------
                                                                                           SEPT. 30,             Dec. 31,
(in millions)                                                                                  2000                 1999
------------------------------------------------------------------------------------------------------------------------


Nonaccrual loans (2)(3)                                                                         963                  724
Restructured loans                                                                                2                    4
                                                                                             ------                 ----
Nonaccrual and restructured loans                                                               965                  728
As a percentage of total loans                                                                   .6%                  .5%

Foreclosed assets                                                                               134                  161
Real estate investments (4)                                                                      28                   33
                                                                                             ------                 ----
Total nonaccrual and restructured loans
   and other assets                                                                          $1,127                 $922
                                                                                             ======                 ====

------------------------------------------------------------------------------------------------------------------------


(1) Excludes loans that are contractually past due 90 days or more as to interest or principal, but are both well-secured and in the process of collection or are real estate 1-4 family first mortgage loans or consumer loans that are exempt under regulatory rules from being classified as nonaccrual.
(2) Includes commercial agricultural loans of $40 million and $49 million at September 30, 2000 and December 31, 1999, respectively, and agricultural loans secured by real estate of $11 million and $17 million at September 30, 2000 and December 31, 1999, respectively.
(3) Of the total nonaccrual loans, $531 million and $372 million at September 30, 2000 and December 31, 1999, respectively, were considered impaired under FAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN.
(4) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $72 million, $89 million and $108 million at September 30, 2000 and December 31, 1999, respectively.


In accordance with FAS 114, the table below shows the recorded investment in impaired loans and the related methodology used to measure impairment for the periods presented:


-------------------------------------------------------------------------------------------------------------------
                                                                                      SEPT. 30,             Dec. 31,
(in millions)                                                                             2000                 1999
-------------------------------------------------------------------------------------------------------------------


Impairment measurement based on:
    Collateral value method                                                               $190                 $188
    Discounted cash flow method                                                            162                   74
    Historical loss factors                                                                181                  114
                                                                                          ----                 ----
      Total (1)                                                                           $533                 $376
                                                                                          ====                 ====

-------------------------------------------------------------------------------------------------------------------


(1) Includes $277 million and $210 million of impaired loans with a related FAS 114 allowance of $62 million and $48 million at September 30, 2000 and December 31, 1999, respectively.

The average recorded investment in impaired loans was $428 million and $375 million during the first nine months of 2000 and 1999, respectively. Total interest income recognized on impaired loans was $4 million and $6 million during the first nine months of 2000 and 1999, respectively, most of which was recorded using the cash method.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

Loans contractually past due 90 days or more as to interest or principal, but not included in the nonaccrual or restructured categories totaled $547 million and $433 million at September 30, 2000 and December 31, 1999, respectively. All loans in this category are both well-secured and in the process of collection or are real estate 1-4 family first mortgage loans or consumer loans that are exempt under regulatory rules from being classified as nonaccrual. Notwithstanding, real estate 1-4 family loans (first liens and junior liens) are placed on nonaccrual within 120 days of becoming past due and such nonaccrual loans are excluded from the totals disclosed above.

ALLOWANCE FOR LOAN LOSSES

------------------------------------------------------------------------------------------------------------------
                                                                                    Nine months ended September 30,
                                                                                    ------------------------------
(in millions)                                                                                   2000          1999
------------------------------------------------------------------------------------------------------------------

BALANCE, BEGINNING OF PERIOD                                                                 $ 3,344       $ 3,307

Allowances related to business combinations, net                                                 212            47

Provision for loan losses                                                                        976           810

Loan charge-offs:
    Commercial                                                                                  (314)         (296)
    Real estate 1-4 family first mortgage                                                        (12)          (23)
    Other real estate mortgage                                                                   (26)          (20)
    Real estate construction                                                                      (7)           (1)
    Consumer:
       Real estate 1-4 family junior lien mortgage                                               (23)          (22)
       Credit card                                                                              (264)         (311)
       Other revolving credit and monthly payment                                               (456)         (411)
                                                                                             -------       -------
          Total consumer                                                                        (743)         (744)
    Lease financing                                                                              (31)          (30)
    Foreign                                                                                      (65)          (57)
                                                                                             -------       -------
              Total loan charge-offs                                                          (1,198)       (1,171)
                                                                                             -------       -------

Loan recoveries:
    Commercial                                                                                    71            64
    Real estate 1-4 family first mortgage                                                          3             6
    Other real estate mortgage                                                                    10            33
    Real estate construction                                                                       3             4
    Consumer:
       Real estate 1-4 family junior lien mortgage                                                10            10
       Credit card                                                                                29            38
       Other revolving credit and monthly payment                                                170           173
                                                                                             -------       -------
          Total consumer                                                                         209           221
    Lease financing                                                                                9             9
    Foreign                                                                                       26            11
                                                                                             -------       -------
              Total loan recoveries                                                              331           348
                                                                                             -------       -------
                Total net loan charge-offs                                                      (867)         (823)
                                                                                             -------       -------
BALANCE, END OF PERIOD                                                                       $ 3,665       $ 3,341
                                                                                             =======       =======

Total net loan charge-offs as a percentage
    of average loans (annualized)                                                                .81%          .90%
                                                                                             =======       =======

Allowance as a percentage of total loans                                                        2.38%         2.60%
                                                                                             =======       =======
------------------------------------------------------------------------------------------------------------------

INTEREST RECEIVABLE AND OTHER ASSETS

-------------------------------------------------------------------------------------------------------------------
                                                                                   SEPT. 30,                Dec. 31,
(in millions)                                                                          2000                    1999
-------------------------------------------------------------------------------------------------------------------


Nonmarketable equity investments                                                    $ 4,038                 $ 3,525
Trading assets                                                                        2,390                   2,690
Government National Mortgage Association
    (GNMA) pool buy outs                                                              1,400                   1,516
Interest receivable                                                                   1,491                   1,286
Certain identifiable intangible assets                                                  229                     264
Interest-earning deposits                                                               103                     199
Foreclosed assets                                                                       134                     161
Due from customers on acceptances                                                       110                     103
Other                                                                                 9,988                   6,808
                                                                                 ----------              ----------
        Total interest receivable and other assets                                  $19,883                 $16,552
                                                                                 ==========              ==========

-------------------------------------------------------------------------------------------------------------------


GNMA pool buy outs are advances made to GNMA mortgage pools that are guaranteed by the Federal Housing Administration or by the Department of Veterans Affairs (collectively, "the guarantors"). These advances are made to buy out government agency-guaranteed delinquent loans, pursuant to the Company's servicing agreements. The Company, on behalf of the guarantors, undertakes the collection and foreclosure process. After the foreclosure process is complete, the Company is reimbursed for substantially all costs incurred, including the advances, by the guarantors.

A major portion of the increase in "Other" was due to an increase in security trades pending settlement.

DEPOSITS

-------------------------------------------------------------------------------------------------------------------
                                                                                    SEPT. 30,               Dec. 31,
(in millions)                                                                           2000                   1999
-------------------------------------------------------------------------------------------------------------------


Noninterest-bearing                                                                 $ 51,404               $ 45,520
Interest-bearing checking                                                              2,718                  3,556
Market rate and other savings                                                         65,137                 60,339
Savings certificates                                                                  30,818                 28,832
                                                                                    --------               --------
    Core deposits                                                                    150,077                138,247
Other time deposits                                                                    4,739                  3,757
Deposits in foreign offices                                                            9,457                  3,914
                                                                                    --------               --------

        Total deposits                                                              $164,273               $145,918
                                                                                    ========               ========

-------------------------------------------------------------------------------------------------------------------


DERIVATIVE FINANCIAL INSTRUMENTS

The following table summarizes the aggregate notional or contractual amounts, credit risk amount and net fair value of the Company's derivative financial instruments at September 30, 2000 and December 31, 1999.


----------------------------------------------------------------------------------------------------------------------
                                                        SEPTEMBER 30, 2000                           December 31, 1999
                                 -----------------------------------------      --------------------------------------
                                 NOTIONAL OR      CREDIT         ESTIMATED      Notional or        Credit    Estimated
                                 CONTRACTUAL        RISK          NET FAIR      contractual          risk     net fair
(in millions)                         AMOUNT   AMOUNT (2)            VALUE           amount     amount (2)       value
----------------------------------------------------------------------------------------------------------------------


ASSET/LIABILITY MANAGEMENT HEDGES
 Interest rate contracts:
   Swaps (1)                         $31,474        $163              $(36)         $32,846          $109        $(244)
   Futures                            51,269          --                --           50,885            --           (2)
   Floors and caps (1)                29,623          70                65           41,142           110          110
   Options (1)(3)                     13,187          34                30           11,940            22           43
   Forwards                           26,318          38               (51)          22,528           108           41

 Foreign exchange contracts:
   Forwards (1)                           --          --                --              138             1           --

CUSTOMER ACCOMMODATIONS
 Interest rate contracts:
  Swaps (1)                           39,976         253               (57)          21,716           158          (10)
  Futures                             20,579          --                --           22,839            --           --
  Floors and caps purchased (1)       10,881          83                83            6,149            52           52
  Floors and caps written             11,579          --               (69)           5,823            --          (53)
  Options purchased (1)                1,015          --                --              741            30           30
  Options written                         --          --                --            1,101            --          (51)
  Forwards (1)                            --          --                --              164             6            1

 Commoditiy contracts:
   Swaps (1)                             113          42                 1              116            10           --
   Floors and caps purchased (1)          71          12                12               30             2            2
   Floors and caps written                71          --               (12)              30            --           (2)

 Foreign exchange contracts:
   Forwards (1)                        4,651          91                19            4,416             62          30
   Options purchased (1)                  68           2                 2               41             --          --
   Options written                        65          --                (2)              42             --          (1)

----------------------------------------------------------------------------------------------------------------------


(1) The Company anticipates performance by substantially all of the counterparties for these or the underlying financial instruments.
(2) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.
(3) As of September 30, 2000, the majority of option contracts were options on futures contracts which are exchange traded for which the exchange assumes the counterparty credit risk.

LIQUIDITY AND CAPITAL MANAGEMENT

The Company manages its liquidity and capital at both the parent and subsidiary levels.

In addition to the immediately liquid resources of cash and due from banks and federal funds sold and securities purchased under resale agreements, asset liquidity is provided by the Company's securities available for sale portfolio.

Liquidity for the Company is provided by interest income, deposit-raising activities, potential disposition of readily marketable assets and through its ability to raise funds in a variety of domestic and international money and capital markets. The Company accesses the capital markets for long-term funding through the issuance of registered debt and private placements.

In June 1999, the Parent filed a shelf registration statement with the SEC under which the Company may issue up to $10 billion in debt and equity securities, excluding common stock, except for common stock issuable upon the exercise or conversion of debt and equity securities. That registration statement, together with the $150 million issuance authority remaining on the Company's registration statements filed in 1993 and 1995, permits the Company to issue an aggregate of $10.15 billion in such debt and equity securities. Under those registration statements, the Company had issued a total of $8.85 billion in debt securities as of September 30, 2000. In November 2000, the Company issued an additional $600 million in debt securities under those registration statements. Proceeds from the issuance of the debt securities listed above were, and with respect to any such securities issued in the future are, expected to be used for general corporate purposes.

The Parent had a new shelf registration statement declared effective by the SEC on October 16, 2000, under which the Company may issue $10 billion in debt and equity securities, excluding common stock, except for common stock issuable upon the exercise or conversion of debt and equity securities. The proceeds from the issuances will be used for general corporate purposes.

In April 1999, Wells Fargo Financial, Inc. (WFFI) filed a shelf registration statement with the SEC, under which WFFI may issue up to $2 billion in senior or subordinated debt securities. As of September 30, 2000, WFFI had issued a total of $1.85 billion in debt securities under that registration statement. Also in 1999, a subsidiary of WFFI filed a shelf registration statement with the Canadian provincial securities authorities for the issuance of up to $1 billion (Canadian) in debt securities, and had issued $515 million (Canadian) in debt securities from that registration statement as of September 30, 2000.

Effective April 18, 2000, WFFI filed another shelf registration statement with the SEC, under which WFFI may issue up to $3 billion in senior debt securities. As of September 30, 2000, $600 million in debt securities had been issued.

The Company repurchases common shares in the open market under a systematic plan to meet the common stock issuance requirements of the Company's benefit plans and for common stock issuance requirements, including acquisitions accounted for as purchases. In February of 2000, the Board of Directors authorized the repurchase of up to 81 million additional shares of the Company's outstanding common stock. In September of 2000, the Board of Directors authorized an amendment reducing the February 2000 authorization to a total of 30 million shares. As of September 30, 2000, the total remaining common stock repurchase authority was approximately 13 million shares.

In October 2000, the Board of Directors approved an increase in the Company's quarterly common stock dividend to 24 cents per share from 22 cents, representing a 9% increase in the quarterly dividend rate.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
----------------------------------------------------------

There have been no material changes in market risk exposures that affect the quantitative or qualitative disclosures presented in the Company's Supplemental Annual Report on this Form 8-K for the year ended December 31, 1999.